 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Form  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     December 9, 2009

FLINT TELECOM GROUP, INC.
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(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15569	36-3574355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

327 Plaza Real, Suite 319 Boca Raton, FL 33432
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(Address of Principal Executive Offices)   (Zip Code)

(561) – 394-2748
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(Registrant’s Telephone Number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 2.04 below is incorporated herein by reference as it relates to Flint’s execution of the following agreement: Settlement Agreement and Release, the form of which is attached as Exhibit 10.1.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION

The information set forth in Item 2.03 below is incorporated herein by reference as it relates to Flint’s obligation to pay a total of $440,672.10, plus interest, attorney’s fees and costs to AT&T pursuant to the Settlement Agreement and Release, attached as Exhibit 10.1.

ITEM 2.04  TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

On October 23, 2009 we entered into a Settlement Agreement and Release with AT&T Diversified Group, in which we agreed to settle all claims for $300,000, payable in installment payments over a one year time period.  The first payment of $125,000 was due on or before November 25, 2009 and we were unable to make that payment.  We are therefore in default, and effective as of December 9, 2009, the total amount owed increased to $440,672.10, plus interest, attorney’s fees and costs (the “Default Amount”).

ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired. Not Applicable.

(b) Pro Forma Financial Information. Not applicable.

(c)	Exhibits. The following exhibits are filed with this report:

Exhibit Number --------------------	Description ---------------
10.1	Settlement Agreement and Release dated October 23, 2009 by and among Flint Telecom Group, Inc. and AT&T Diversified Group.

                                                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLINT TELECOM GROUP, INC.
By: /s/ Vincent Browne
Date: December 15, 2009	Vincent Browne,
Chief Executive Officer